Exhibit D(121)

AMENDMENT TWO TO

AMENDED AND RESTATED

INVESTMENT SUBADVISORY AGREEMENT

Between

T. ROWE PRICE ASSOCIATES, INC.

And

T. ROWE PRICE INTERNATIONAL LTD

This Amendment (the “Amendment”) to the Amended and Restated Investment Subadvisory Agreement (the “Agreement”) is made as of the 10th day of May, 2024, by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, and T. Rowe Price International Ltd (the “Subadviser”), a corporation organized and existing under the laws of the United Kingdom, with respect to the mutual funds (each, a “Fund” and collectively, the “Funds”) set forth on Schedule 1 to the Agreement as of the date indicated thereof, as it may be amended from time to time.

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Agreement dated as of November 1, 2022;

WHEREAS, the parties hereto desire to add the MassMutual Select T. Rowe Price Large Cap Blend Fund to the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Schedule 1 to the Agreement is hereby replaced with Schedule 1 attached hereto.

2.	All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

WITNESS:	T. ROWE PRICE ASSOCIATES, INC.

/s/ Kate Spencer	By:	/s/ Terence Baptiste
Name: Kate Spencer		Name: Terence Baptiste
Title: Assistant Vice President		Title: Vice President

WITNESS:	T. ROWE PRICE INTERNATIONAL LTD

/s/ Chris Whitfield	By:	/s/ Emma Beal
Name: Chris Whitfield		Name: Emma Beal
Title: Legal Counsel		Title: Vice President

SCHEDULE 1

As of May 10, 2024

Fund Name	Date of Subadvisory Agreement	Effective Date of this Agreement
MassMutual Select T. Rowe Price Bond Asset Fund	January 10, 2018	November 1, 2022
MassMutual Select T. Rowe Price International Equity Fund	January 10, 2018	November 1, 2022
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	January 10, 2018	November 1, 2022
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	January 10, 2018	July 1, 2023
MassMutual Select T. Rowe Price Large Cap Blend Fund	January 10, 2018	May 10, 2024